                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


                                                                                          Doing
                                                                                         Business
Name                                                 Incorporation                          As
----                                                 -------------                       --------
International Appliances Limited                     Hong Kong                           Same Name

Beauty Biz, Inc.                                     Oklahoma                            Same Name

Helen of Troy (Far East) Limited,
   (formerly Helen of Troy (Services) Limited        Hong Kong                           Same Name

Helen of Troy (Cayman) Limited, (formerly
  International Appliances (Cayman) Limited)         Cayman Islands                      Same Name

Helen of Troy International, B.V.                    The Netherlands                     Same Name

Helen of Troy Limited                                Barbados                            Same Name

Helen of Troy (Services) Limited                     Hong Kong                           Same Name
   (formerly Helen of Troy (Far East) Limited

Helen of Troy Texas Corporation                      Texas                               Same Name

Helen of Troy Nevada Corporation                     Nevada                              Same Name

HOT Nevada Inc.                                      Nevada                              Same Name

Helen of Troy L.P.                                   Texas Limited Partnership           Same Name

HOT International Marketing Limited                  Barbados                            Same Name

HOT (UK) Limited                                     United Kingdom                      Same Name

Helen of Troy GmbH                                   Germany                             Same Name

Karina, Inc.                                         New Jersey                          Same Name

DCNL, Inc.                                           Texas                               Same Name

Helen of Troy Canada, Inc.                           Nevada                              Same Name

Helen of Troy Limited                                Hong Kong                           Same Name